 SWIFT ENERGY COMPANY
N E W S

FOR IMMEDIATE RELEASE
COMPANY CONTACT
Scott A. Espenshade
Director of Corporate Development
    and Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES 2007 RESULTS:

2007 INCOME  FROM CONTINUING OPERATIONS OF $152.6 MILLION,   OR $4.98/SHARE;

2007 PRODUCTION FROM CONTINUING OPERATIONS INCREASES 12%  TO 10.6 MMBOE; AND

2007 FOURTH QUARTER EARNINGS FROM CONTINUING OPERATIONS OF $52.7 MILLION, OR $1.71/SHARE

HOUSTON, February 14, 2008 – Swift Energy Company (NYSE: SFY) announced today income from continuing operations for 2007 of $152.6 million, or $4.98 per diluted share, a 1% increase compared to $151.1 million of income from continuing operations for 2006, or $5.03 per diluted share.  Due to the execution in December 2007 of a definitive sales agreement for the largest portion of Swift’s New Zealand operations, in the fourth quarter Swift Energy is recording a $131 million loss from discontinued operations, net of taxes, resulting in net income for the year of $21.3 million.  Accordingly, the revenue, expense, cash flow and income information reported for the fourth quarter and full-year 2007 are the results of continuing operations of Swift Energy, most of which are predominately domestic operations.

For the fourth quarter of 2007, Swift Energy had income of $52.7 million from continuing operations, or $1.71 per diluted share, an increase of 54% compared to $34.3 million ($1.13 per diluted share) earned in the same quarter in 2006 from continuing operations.

Swift Energy produced 10.6 million barrels of oil equivalent (“MMBoe”) from continuing operations (domestically), which is a 12% increase compared to 2006 production of 9.4 MMBoe from continuing operations.  Domestic production for the fourth quarter 2007 increased 7% to 2.8 MMBoe compared to the fourth quarter of 2006 domestic production of 2.6 MMBoe.  In Swift Energy’s discontinued operations in New Zealand, the Company recorded production of 1.4 MMBoe for 2007 compared to 2.3 MMBoe for 2006, a 38% decline.  In the fourth quarter 2007, discontinued operations had production of 0.3 MMBoe, which was a decline of 38% from comparable production in the same quarter in 2006.  Swift Energy’s total production in 2007 increased approximately 3% to 12.0 MMBoe, compared to 2006 total production of 11.7 MMBoe.

Adjusted cash flow from continuing operations (cash flow before working capital changes, a non-GAAP measure - see page 7 for reconciliation to the GAAP measure) for 2007 increased 14% to $447.7 million, or $14.61 per diluted share, compared to $391.8 million, or $13.05 per diluted share, for the full year 2006.  Fourth quarter 2007 adjusted cash flow from continuing operations of $130.3

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million, or $4.23 per diluted share, increased 21% compared to $107.6 million, or $3.54 per diluted share, for the fourth quarter of 2006.  Swift Energy also reported record revenues from continuing operations of $654.1 million for the full year 2007, an increase of 19% over 2006 revenue levels from continuing operations.  Increased revenues, income and cash flow (all from continuing operations) in 2007 are primarily the result of higher commodity prices and increased levels of production.

Terry Swift, CEO of Swift Energy, commented, “We are proud of our 2007 accomplishments and the 2008 plan should deliver visible growth and value this year.  Production and reserves growth, along with an exceptional crude oil pricing environment, enabled the Company to again set new financial and operational records in 2007 from continuing operations.  For continuing operations, we expect to increase production from 10% to 15% during 2008 and anticipate proved reserves growth of 5% to 9% during the year.  A significant portion of our 2008 investment capital will be focused on expanding our South Louisiana potential in several areas and converting Lake Washington probable and possible reserves to proved reserves in 2008. Additionally, we plan to have at least two rigs operating in our new Cotulla area in South Texas for much of 2008.”

Revenues and Expenses

Swift Energy reported record total revenues from continuing operations of $654.1 million for 2007, an increase of 19% over 2006 revenue levels.  These increases were primarily attributable to higher commodity prices and to increased levels of production. Total revenues from continuing operations for the fourth quarter of 2007 increased 36% to $196.4 million from the $144.6 million of revenues from continuing operations generated in the fourth quarter of 2006.

Lease operating expenses (“LOE”), before severance and ad valorem taxes, for the full year 2007 averaged $6.68 per barrel of oil equivalent (“Boe”), compared to $5.29 per Boe in 2006, and severance and ad valorem taxes increased to $6.95 per Boe compared to $6.48 in 2006.  In the fourth quarter of 2007, LOE averaged $7.56 per Boe, which increased from $5.23 per Boe for these expenses in the fourth quarter of 2006.  Severance and ad valorem taxes increased to $7.32 per Boe from $5.87 per Boe in the same comparable fourth quarter periods due the increases in crude oil pricing leading to higher severance tax receipts for Swift Energy’s Louisiana crude oil production.

Depreciation, depletion and amortization (“DD&A”) expenses increased for the full year 2007 to $17.74 per Boe from $14.74 per Boe in 2006.  DD&A expenses increased to $19.49 per Boe in the fourth quarter of 2007 from $16.01 per Boe in the comparable period in 2006, primarily as a result of increased estimates for future development costs, changes in reserve estimates and additional capital expenditures during the year.  For the full year 2007, net general and administrative expenses increased to $3.22 per Boe from $2.92 per Boe in 2006.  Net general and administrative expenses increased to $3.11 per Boe during the fourth quarter 2007 from $2.68 per Boe in the same period in 2006. This increase in expenses on a per-unit basis was primarily attributable to additional salaries and benefits associated with an expanded workforce.  For the full year 2007, interest expense averaged $2.65 per Boe for 2007 compared to $2.50 per Boe in 2006.  Interest expense increased to $2.99 per Boe in the fourth quarter 2007 compared to $2.36 per Boe for the same period in 2006 due to increased bank debt used to finance a portion of the Escondido acquisition.

Production & Pricing

Swift Energy’s total fourth quarter 2007 production was 3.1 MMBoe, essentially the same as the 2006 fourth quarter production of 3.1 MMBoe.  Sequentially, total production increased 2% from the 3.0 MMBoe produced in the third quarter of 2007 (a 3% sequential increase in domestic production, partially offset by a 5% decrease in New Zealand production).  Fourth quarter 2007 total production included 2.8 MMBoe of domestic production, a 7% increase, and 0.3 MMBoe produced in New Zealand, a 38% decrease, in both cases when compared to production in the same period in 2006.

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Comparative fourth quarter domestic production benefited slightly from the recent acquisitions of 3 fields in South Texas. New Zealand production decreased as a result of natural declines in natural gas production.

Aggregate realized global average prices increased for the full year 2007 to $57.92 per Boe from $51.41 per Boe in 2006.  In the fourth quarter of 2007, Swift Energy realized an aggregate global average price of $66.79 per Boe, an increase of 40% from fourth quarter 2006 price levels, which averaged $47.86 per Boe.  Domestically, the Company realized an increased aggregate average price for the full year 2007 of $61.49 per Boe from $56.89 per Boe in 2006.  Fourth quarter 2007 domestic aggregate average prices rose to $70.33 per Boe, an increase of 36% compared to the $51.66 per Boe received in the fourth quarter of 2006.  In New Zealand, the Company realized an increased aggregate average price for the full year 2007 of $30.56 from $28.43 per Boe in 2006, while fourth quarter 2007 New Zealand aggregate average prices rose to $34.71 per Boe, an increase of 24% over the $27.92 per Boe realized in the same period of 2006.

Swift Energy’s average full year 2007 domestic crude oil prices increased to $71.92 per barrel from $64.28 per barrel in 2006.  During fourth quarter 2007, domestic crude oil prices increased to $89.23 per barrel from $57.82 per barrel realized in the same period of 2006. Swift Energy’s average full year 2007 domestic natural gas prices decreased slightly to $6.42 per thousand cubic feet (“Mcf”) from $6.44 per Mcf in 2006.  Meanwhile, domestic natural gas prices averaged $6.62 per Mcf in the fourth quarter of 2007, an increase of 7% from the $6.20 per Mcf received during the same period in 2006.  Prices for natural gas liquids (“NGL”) domestically rose to $49.72 per barrel for the full year 2007 from $38.70 per barrel in 2006, while fourth quarter 2007 NGL prices averaged $56.65 per barrel, a 73% increase over fourth quarter 2006 NGL prices of $32.82.

In New Zealand, the sales price of Swift Energy’s crude oil increased to $75.78 per barrel for the full year 2007 from $67.06 per barrel in 2006.  Fourth quarter 2007 average crude oil prices in New Zealand were $91.10 per barrel, a 54% increase over prices for the same period in 2006.  Also in New Zealand for the full year 2007, the Company received a higher natural gas price of $3.36 per Mcf from $2.99 per Mcf in 2006.  Fourth quarter 2007 average natural gas prices received in New Zealand were $3.40 per Mcf under its current contracts, a 5% increase over the $3.24 per Mcf received in the same 2006 period. Swift Energy’s New Zealand NGL contracts yielded an average price of $30.91 per barrel for the full year 2007, up from $20.22 per barrel in 2006.  Fourth quarter 2007 New Zealand NGL contracts yielded an average price of $36.82 per barrel compared to $26.17 in the 2006 quarter. New Zealand natural gas and NGL price contracts are remitted in New Zealand dollars, which had strengthened during the fourth quarter 2007 against the U.S. dollar, compared to the same period in 2006.

Drilling Activity

In 2007, Swift Energy drilled and completed 61 of 69 wells for an 88% success rate with 58 of 64 development wells completed (91% success rate).  During the fourth quarter 2007, Swift Energy completed 25 of 27 wells.  In Swift Energy’s South Louisiana Region, a water injection well was drilled in the Newport area located in the Lake Washington field, 1 exploratory well was drilled at Bay de Chene and 1 non-operated well was drilled at Bayou Sale. Additionally, 13 development wells were drilled in the AWP Olmos area and 5 of 7 development wells were completed in the Cotulla area in the Company’s South Texas region.  In the South Bearhead Creek area located in the Toledo Bend region, drilling was completed on 4 development wells.

Swift Energy has 4 barge drilling rigs and 9 land rigs currently operating in its fields and 2 non-operated rigs.  Three barge rigs are operating in the Lake Washington area and 1 barge rig is operating in the Cote Blanche Island field.  In the South Texas region, there are 5 rigs operating with

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3 land rigs operating in Swift Energy’s new Cotulla Area and 2 land rigs operating in our AWP Olmos area.  Additionally, there are 2 lands rigs in the South Bearhead Creek area, and 1 rig operating in the Jeanerette area and another rig in the Masters Creek area.  Non-operated wells are also being drilled in the Horseshoe Bayou area in Southern Louisiana and in the Chunchula area in Alabama.

Operations Update

In South Louisiana, Swift Energy’s Lake Washington average production rate for the fourth quarter of 2007 was 15,900 net barrels of oil equivalent per day (“Boe/d”), a 15% decrease over production there in the same period in 2006.

In Bay de Chene, Swift Energy completed the BDC #U7 exploration well (Pisces prospect), which  was tested with production rates up to 2,100 Mcf/d on a 10/64th inch choke with 6,085 pounds flowing tubing pressure (“FTP”).  This well is currently shut-in waiting on additional market outlets.  Swift Energy production in the Bay de Chene area is currently market constrained and alternative outlets are being pursued by the Company.

Price Risk Management

Swift Energy has purchased natural gas floors that cover approximately 30% to 35% of its currently expected first quarter 2008 domestic natural gas production at an average NYMEX strike price of $7.02 per MMBtu.  Additionally, natural gas floors have been purchased for the second quarter 2008 covering approximately 40% to 44% of that quarter’s estimated domestic natural gas production.  These second quarter floors have an average NYMEX strike price of $7.45 per MMBtu. The Company has also purchased floors at a $71.22 average NYMEX strike price covering 40% to 43% of its first quarter crude oil production. On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

2008 Company Guidance

Swift Energy currently plans to spend $425 million to $475 million in total capital expenditures in 2008, net of minor non-core dispositions and excluding any property acquisitions. Approximately 75% of the capital budget is targeted for activities in its South Louisiana region, with about 15% planned for activities in its South Texas region. For 2008, Swift Energy is targeting total (domestic) production to increase 10% to 15% and proved reserves to increase 5% to 9% over respective 2007 levels for continuing operations.

Earnings Conference Call

Swift Energy will conduct a live conference call today, February 14, at 9:00 a.m. CST to discuss full year 2007 and fourth quarter 2007 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on February 14 until February 21, by dialing 706-645-9291 and using Conference ID # 28536832.  Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

2008 Analyst/Investor Meeting

Swift Energy will host a meeting with financial analysts, portfolio managers and investors on February 20, 2008 in the Houston, Texas area. At this meeting, Swift Energy’s management will provide an annual briefing that will include an update on certain 2007 results as well as covering

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operational and financial plans and guidance for full year 2008. An audio webcast accompanied with the slides of the presentation will be available on the Company’s website www.swiftenergy.com by clicking on the event hyperlink commencing on February 20, 2008.

The meeting begins at 8:00 a.m. CST on Wednesday, February 20, and is being held at the Marriott Woodlands Waterway Hotel and Convention Center on Lake Robbins Drive in The Woodlands, Texas. Anyone interested in attending this meeting should contact the Company’s Investor Relations Department at 1-800-777-2412.

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves in the onshore and inland waters of Louisiana and Texas. Over the Company’s 28-year history, Swift Energy has shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the availability of labor, services, supplies and facility capacity, results of exploratory and development drilling, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT ENERGY COMPANY
RESERVES INFORMATION
December 31, 2007

	Total		Domestic		Discontinued Operations
	Natural Gas (Bcf)	Oil, Cond. & NGL (MMBbls)	Natural Gas (Bcf)	Oil, Cond. & NGL (MMBbls)	Natural Gas (Bcf)	Oil, Cond. & NGL (MMBbls)
Proved Reserves as of Dec. 31, 2006	324.13	82.12	269.66	73.46	54.47	8.65
Revisions	14.51	(2.23)	12.85	(1.95)	1.66	(0.28)
Purchases of minerals	37.75	6.57	37.74	6.57	--	--
Sales of minerals	--	--	--	--	--	--
Extensions/Discoveries	40.32	6.21	40.32	6.21	--	--
Production	(22.69)	(8.22)	(16.78)	(7.82)	(5.91)	(0.40)
Proved Reserves as of Dec. 31, 2007	394.01	84.45	343.79	76.48	50.22	7.97

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SWIFT/6

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2007		2006	Percent Change	2007	2006	Percent Change
Revenues:
Oil & Gas Sales	$196,322		$134,384	46%	$652,856	$537,513	21%
Other	38		10,204	(100)%	1,265	13,323	(91)%
Total Revenue	$196,360		$144,588	36%	$654,121	$550,836	19%

Income From Continuing Operations	$52,705		$34,263	54%	$152,588	$151,074	1%
Basic EPS – Continuing Operations	$1.75		$1.16	51%	$5.09	$5.16	(1)%
Diluted EPS – Continuing Operations	$1.71		$1.13	52%	$4.98	$5.03	(1)%
Net Cash Provided By Operating Activities – Continuing Operations	$120,67	2	$101,670	18%	$442,282	$383,241	15%
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$3.90		$3.35	17%	$14.43	$12.77	13%
Cash Flow Before Working Capital Changes(1) (non-GAAP measure) – Continuing Operations	$130,346		$107,571	21%	$447,660	$391,766	14%
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$4.23		$3.54	20%	$14.61	$13.05	12%
Weighted Average Shares Outstanding (Diluted)	30,794		30,390	1%	30,640	30,016	2%

EBITDA(1) (non-GAAP measure)	$146,135		$108,724	34%	$462,468	$412,019	12%

Production (MBoe):	3,100		3,097	0%	12,004	11,701	3%
Domestic	2,791		2,601	7%	10,617	9,449	12%
New Zealand (2)	308		496	(38)%	1,387	2,252	(38)%

Realized Price ($/Boe):	$66.79		$47.86	40%	$57.92	$51.41	13%
Domestic	$70.33		$51.66	36%	$61.49	$56.89	8%
New Zealand(2)	$34.71		$27.92	24%	$30.56	$28.43	7%

(1) See reconciliation on page 7.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.
(2) Discontinued Operations in fourth quarter 2007 and 2006 periods (reclassified for all prior periods)

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Reconciliation of GAAP (a) to non-GAAP Measures
 (Unaudited)
(In Thousands)

	Three Months Ended
	Dec. 31, 2007	Dec. 31, 2006
INCOME TO EBITDA RECONCILIATIONS:

Income from Continuing Operations	$52,705	$34,263	54%
Provision for Income Taxes	30,298	26,355
Interest Expense, Net	8,340	6,146
Depreciation, Depletion & Amortization & ARO (b)	54,792	41,960
EBITDA	$146,135	$108,724	34%

	Year Ended
	Dec. 31, 2007	Dec. 31, 2006

Income from Continuing Operations	$152,588	$151,074	1%
Provision for Income Taxes	91,968	97,234
Interest Expense, Net	28,082	23,582
Depreciation, Depletion & Amortization & ARO (b)	189,830	140,129
EBITDA	$462,468	$412,019	12%

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of December 31, 2007	As of December 31, 2006
Assets:
Current Assets:
Cash and Cash Equivalents	$5,623	$1,058
Other Current Assets	97,778	82,725
Current Assets Held for Sale	96,549	---
Total Current Assets	199,950	83,783

Oil and Gas Properties	2,717,112	2,013,944
Other Fixed Assets	33,064	26,020
Less-Accumulated DD&A	(989,981)	(800,242)
	1,760,195	1,239,722
Other Assets	8,906	9,797
Long-term Assets Held for Sale	---	252,380
	$1,969,051	$1,585,682

Liabilities:
Current Liabilities	$199,202	$145,471
Current Liabilities Associated with Assets Held for Sale	8,066	---
Long-Term Debt	587,000	381,400
Deferred Income Taxes	302,303	212,458
Asset Retirement Obligation	33,959	28,533
Other Long-term Liabilities	2,467	1,728
Long-term Liabilities Associated with Assets Held for Sale	---	18,175
Stockholders’ Equity	836,054	797,917
	$1,969,051	$1,585,682

Note: Items may not total due to rounding

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SWIFT/9

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Year Ended
	Dec. 31, 2007	Per Boe	Dec. 31, 2007	Per Boe

Revenues:
Oil & Gas Sales	$196,322	$70.34	$652,856	$61.49
Other Revenue	38	0.01	1,265	0.12
	196,360	70.35	654,121	61.61

Costs and Expenses:
General and Administrative, net	8,679	3.11	34,182	3.22
Depreciation, Depletion & Amortization	54,386	19.49	188,393	17.74
Accretion of Asset Retirement Obligation (ARO)	406	0.15	1,437	0.14
Lease Operating Costs	21,105	7.56	70,893	6.68
Severance & Other Taxes	20,441	7.32	73,813	6.95
Interest Expense, Net	8,340	2.99	28,082	2.65
Debt Retirement Costs	---	---	12,765	1.20

Total Costs & Expenses	$113,357	$40.62	$409,565	$38.58

Income from Continuing Operations Before Income Taxes	83,003	29.74	244,556	23.03
Provision for Income Taxes	30,298	10.86	91,968	8.66
Income from Continuing Operations	$52,705	$18.88	$152,588	$14.37
Income (Loss) from Discontinued Operations, Net of Taxes	(132,798)	NM	(131,301)	NM
Net Income	$(80,093)	NM	$21,287	NM

Additional Information:
Capital Expenditures	$323,791		$650,594
Capitalized Geological & Geophysical	$7,150		$27,532
Capitalized Interest Expense	$2,348		$9,545
Deferred Income Tax	$24,927		$86,474

Note: Items may not total due to rounding

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SWIFT/10

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)
	Year Ended
	Dec. 31, 2007	Dec. 31, 2006
Cash Flows From Operating Activities:
Net Income	$21,287	$161,565
Less (Income) Loss From Discontinued Operations, Net of Taxes	131,301	(10,491)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	188,393	139,245
Accretion of Asset Retirement Obligation (ARO)	1,437	884
Deferred Income Taxes	86,474	86,541
Stock Based Compensation Expense	10,317	6,905
Debt Retirement Cost	12,765	---
Other	(4,314)	7,117
Change in Assets and Liabilities -
Increase in Accounts Receivable	(9,114)	(20,571)
Increase in Accounts Payable and Accrued Liabilities	5,748	10,906
Increase/(Decrease) in Income Taxes Payable	(806)	884
Increase/(Decrease) in Accrued Interest	(1,206)	256
Cash Provided by Operating Activities – Continuing Operations	442,282	383,241
Cash Provided by Operating Activities – Discontinued Operations	25,620	41,680
Net Cash Provided by Operating Activities	467,902	424,921

Cash Flows From Investing Activities:
Additions to Property and Equipment	(398,295)	(293,957)
Proceeds from the Sale of Property and Equipment	250	24,678
Acquisitions of Properties	(252,299)	(194,269)
Net Cash Received as Operator of Partnerships and Joint Ventures	485	410
Other	---	(528)
Cash Used in Investing Activities – Continuing Operations	(649,859)	(463,666)
Cash Used in Investing Activities – Discontinued Operations	(7,827)	(59,881)
Net Cash Used in Investing Activities	(657,686)	(523,547)

Cash Flows From Financing Activities:
Proceeds From Long-Term Debt	250,000	---
Payments of Long-Term Debt	(200,000)	---
Net Proceeds From of Bank Borrowings	155,600	31,400
Net Proceeds From Issuance of Common Stock	3,789	12,509
Excess Tax Benefits From Stock-Based Awards	613	3,328
Purchase of Treasury Shares	(1,826)	---
Payment of Debt Retirement Costs	(9,376)	---
Payments of Debt Issuance Costs	(4,451)	(558)
Cash Provided by Financing Activities – Continuing Operations	194,349	46,679
Cash Provided by Financing Activities – Discontinued Operations	---	---
Net Cash Provided by Financing Activities	194,349	46,679
Net Increase (Decrease) in Cash and Cash Equivalents	4,565	(51,947)

Cash and Cash Equivalents at the Beginning of the Period	1,058	53,005
Cash and Cash Equivalents at the End of the Period	$5,623	$1,058

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SWIFT/11

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	Dec. 31, 2007	Sept. 30, 2007	Percent Change	Dec. 31, 2006	Percent Change

Total Company Production:
Oil & Natural Gas Equivalent (MBoe)	3,100	3,026	2%	3,097	0%
Natural Gas (Bcf)	6.43	5.79	11%	5.66	14%
Crude Oil (MBbl)	1,670	1,831	(9)%	1,951	(14)%
NGL (MBbl)	358	230	56%	203	76%

Domestic Production (1) :
Oil & Natural Gas Equivalent (MBoe)	2,791	2,702	3%	2,601	7%
Natural Gas (Bcf)	5.14	4.38	17%	3.63	41%
Crude Oil (MBbl)	1,617	1,783	(9)%	1,855	(13)%
NGL (MBbl)	318	190	68%	141	125%

New Zealand Production(2):
Oil & Natural Gas Equivalent (MBoe)	308	324	(5)%	496	(38)%
Natural Gas (Bcf)	1.29	1.41	(9)%	2.03	(37)%
Crude Oil (MBbl)	53	48	10%	96	(45)%
NGL (MBbl)	40	41	(1)%	62	(35)%

Total Company Average Prices:
Combined Oil & Natural Gas ($/Boe)	$66.79	$59.33	13%	$47.86	40%
Natural Gas ($/Mcf)	$5.98	$5.11	17%	$5.14	16%
Crude Oil ($/Bbl)	$89.29	$76.17	17%	$57.88	54%
NGL ($/Bbl)	$54.41	$45.59	19%	$30.79	77%

Domestic Average Prices(1):
Combined Oil & Natural Gas ($/Boe)	$70.33	$62.92	12%	$51.66	36%
Natural Gas ($/Mcf)	$6.62	$5.68	17%	$6.20	7%
Crude Oil ($/Bbl)	$89.23	$76.20	17%	$57.82	54%
NGL ($/Bbl)	$56.65	$48.89	16%	$32.82	73%

New Zealand Average Prices(2):
Combined Oil & Natural Gas ($/Boe)	$34.71	$29.37	18%	$27.92	24%
Natural Gas ($/Mcf)	$3.40	$3.32	2%	$3.24	5%
Crude Oil ($/Bbl)	$91.10	$74.92	22%	$59.02	54%
NGL ($/Bbl)	$36.82	$30.17	22%	$26.17	41%

(1)	Continuing Operations
(2)	Discontinued Operations

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SWIFT/12

SWIFT ENERGY COMPANY
FIRST QUARTER AND FULL YEAR 2008
GUIDANCE ESTIMATES

	Actual For Fourth Quarter 2007	Guidance For First Quarter 2008			Guidance For Full Year 2008

Production Volumes (MMBoe)	2.79	2.58	-	2.71	11.66	-	12.25

Production Mix:
Natural Gas (Bcf)	5.14	4.7	-	5.1	20.0	-	21.6
Crude Oil (MMBbl)	1.62	1.50	-	1.55	6.90	-	7.20
Natural Gas Liquids (MMBbl)	0.318	0.30	-	0.315	1.40	-	1.45
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	$(0.35)	($0.65)	-	($1.10)	($0.50)	-	($1.25)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	$(1.27)	($1.50)	-	($2.50)	($1.00)	-	($3.00)
NGL (per Bbl)
Percent of NYMEX Crude	63%	50%	-	65%	50%	-	65%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$7.56	$8.00	-	$8.50	$8.00	-	$9.00
Severance & Ad Valorem Taxes (as % of Revenue dollars)	10.4%	11.0%	-	12.0%	10.5%	-	12.0%
Other Costs:
G&A per Boe	$3.11	$3.55	-	$4.15	$3.75	-	$4.25
Interest Expense per Boe	$2.99	$2.80	-	$3.00	$2.50	-	$2.75
DD&A per Boe	$19.49	$20.00	-	$20.75	$21.00	-	$22.50
Supplemental Information:
Capital Expenditures
Operations	$86,494	$95,200	-	$105,000	$393,000	-	$444,000
Acquisition/Dispositions, net	$227,799	$0	-	($1,000)	($5,000)	-	($10,000)
Capitalized G&G (Note 4)	$7,150	$7,100	-	$7,500	$28,000	-	$30,500
Capitalized Interest	$2,348	$2,300	-	$2,500	$9,000	-	$10,500
Total Capital Expenditures	$323,791	$104,600	-	$114,000	$425,000	-	$475,000

Basic Weighted Average Shares	30,123	30,100	-	30,500	30,300	-	30,800
Diluted Computation:
Weighted Average Shares	30,794	30,800	-	31,200	31,000	-	31,800

Effective Tax Rate (Note 5)	36.5%	36.0%	-	37.0%	36.0%	-	37.0%
Deferred Tax Percentage	96.3%	75%	-	85%	70%	-	80%

Note 1:	Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 5:	Effective Tax rate guidance is based off of NYMEX strip pricing

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of labor, services and supplies, hurricanes or tropical storms disrupting operations, and volatility in oil or gas prices.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

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